Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

ICR, Inc.
John Mills
Senior Managing Director
310.954.1105

Vitacost.com, Inc. Announces Settlement of Derivative Lawsuit, Sets
Date for Annual Meeting of Stockholders, and Sets Date for Special
Meeting of Stockholders

BOCA RATON, Fla., May 31, 2011– Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, announced today that the Circuit Court of the Fifteenth Judicial District, Palm Beach County, Florida (Hon. Thomas H. Barkdull, III) issued an order and final judgment approving the settlement of the derivative lawsuit as set forth in the Stipulation and Agreement of Settlement dated April 19, 2011.  The Order also quiets title to all outstanding Vitacost shares of stock and stock options for all audited periods since 2004.

In addition, the Company announced that its Annual Meeting of Stockholders will be held on Tuesday, July 5, 2011 in Boca Raton, Florida.  In accordance with applicable Delaware law and the Company's bylaws, the Company's Board of Directors has fixed June 9, 2011 as the record date for holders of the Company’s common stock to be eligible to vote at the Annual Meeting.  The Company intends to nominate for election all incumbent directors who are currently serving on the Board. In accordance with the Company’s bylaws, stockholder proposals to be presented at the Annual Meeting must be submitted in writing to the Secretary of the Company at the principal executive offices of the Company by no later than the close of business on June 10, 2011.  All proposals must comply with the rules and regulations of the U.S. Securities and Exchange Commission and the Company’s bylaws.

In addition, the Company also announced that it will hold a Special Meeting of Stockholders on September 7, 2011.  In accordance with applicable Delaware law and the Company's bylaws, the Company's Board of Directors has fixed July 22, 2011 as the record date for holders of the Company’s common stock to be eligible to vote at the Special Meeting.  At the meeting, the stockholders will be asked to take certain actions to ensure that any potential defects in the Company’s organizational documents are unquestionably cured.  In accordance with the Company’s bylaws, stockholder proposals to be presented at the Special Meeting must be submitted in writing to the Secretary of the Company at the principal executive offices of the Company by no later than the close of business on July 24, 2011.  All proposals must comply with the rules and regulations of the U.S. Securities and Exchange Commission and the Company’s bylaws.

About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements made herein, which include statements regarding the Company’s plan to hold its Annual Meeting of Stockholders on July 5, 2011 and a Special Meeting of Stockholders on September 7, 2011, and the matters to be voted on at the Annual Meeting of Stockholders and the Special Meeting of Stockholders, involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from future results.  Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding its manufacturing and distribution facilities; significant competition in its industry; unfavorable publicity or consumer perception of its products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and its failure to comply with government regulations; its failure to keep pace with the demands of customers for new products; disruptions in its manufacturing system, including information technology systems, or losses of manufacturing certifications; the lack of long-term experience with human consumption of some of its products with innovative ingredients; and costs associated with stockholder litigation.  Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Registration Statement on Form S-1, as amended, filed in connection with the company’s initial public offering as well as the Company’s Form 10-K filed for the full year ended December 31, 2009.